Exhibit 7 -- Joint Filing Agreement

            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (I) agree to the joint filing with all other Reporting Persons (as such term is defined the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.0001 per share, of Preferred Networks, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. In witness whereof, the undersigned hereby execute this Agreement as of the 21st day of April, 1997.


Date: April 21, 1997
                        Jeffrey Schutz, as general partner of Centennial Holdings IV, L.P., general partner of Centennial Fund IV, L.P.


Date: April 21, 1997
                        Robert Van Degna, individually and as Chairman and Chief Executive Officer of Fleet Growth Resources II, Inc., general partner of Fleet Equity Partners VI, L.P.; as Chairman and Chief Executive Officer of Silverado II Corp., general partner of Silverado II, L.P., general partner of Chisholm Partners II, L.P.; and as Chairman and Chief Executive Officer of Fleet Growth Resources, Inc., Fleet Venture Resources, Inc., Fleet Private Equity Co., Inc. and Silverado IV Corp.


Date: April 21, 1997
                        William C. Mutterperl, Senior Vice President, Secretary and General Counsel of Fleet Financial Group, Inc.


Date:  April 21, 1997
                        Habib Y. Gorgi, individually


 Date: April 21, 1997
                        Richard P. Campbell, Jr., as general partner of Greyrock Partners, general partner of Saugatuck Capital Company Limited Partnership III




Date: April 21, 1997
                        Steve Rothman, Managing Director and Chief Financial Officer of Primus Venture Partners, Inc., general partner of Primus Venture Partners III Limited Partnership, general partner of Primus Capital Fund III limited partnership


Date: April 21, 1997
                        David McL. Hillman, Executive Vice President and Principal of PNC Capital Corp.


Date:   April 21, 1997
                        Robert L. Haunschild, Chairman and President of PNC Holding Corp.

Date:  April 21, 1997
                        Robert L. Haunschild, Senior Vice President and Chief Financial Officer of PNC Bank Corp.